UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2010

Qingdao Footwear, Inc.
(Formerly Datone, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	000-53075	16-1591157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Qingdao Footwear, Inc.
269 First Huashan Road
Jimo City, Qingdao
Shandong, PRC

Telephone: 86-0532-8659 5999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note:

The purpose of this second amendment to the Form 8-K filed February 12, 2010 and amended on August 3, 2010 is to include restated financial statements for the year  ended December 31, 2009 and to update Mangement's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2009. In particular, the financial statements have been restated to reflect an understatement of tax liabilities for the period, as previously disclosed in a current report on Form 8-K filed on October 14, 2010.

Except as amended hereby, the Registrant is not amending the previously filed Form 8-K.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Disclaimer Regarding Forward-Looking Statements

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this registration statement. We use terms such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. The following discussion of the financial condition and results of operation of the Company for the fiscal years ended December 31, 2009 and 2008, should be read in conjunction with the selected financial data, the financial statements and the notes to those statements that are included elsewhere in this registration statement.

The discussion of the results of operations below are of Qingdao Footwear and its subsidiaries, Glory Reach and QHS, and have been derived from the financial statements that are included elsewhere in this prospectus. Glory Reach is deemed to be the accounting acquirer in the share exchange transaction consummated as of February 12, 2010, which is further described in the section, “Our Corporate Structure” in this prospectus. Since there is common control between Glory Reach and Qingdao Shoes, for accounting purposes, the acquisitions of Qingdao Shoes has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.

The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Overview

We are a designer and retailer of branded footwear in Northern China. We were organized to service what we believe is an unmet and increasing demand for high quality formal and casual footwear throughout the PRC.  We are focused on providing footwear that rises to the style, quality and comfort demands of a high-end consumer at affordable prices within reach of middle market office employees.  Our products can be divided into men’s and women’s casual and formal footwear.  Along with the growth in urbanization and individual purchasing power in China, the demand for leather footwear has also grown. Since our organization in 2003, we have grown rapidly throughout Shandong province, a province that has approximately one-third the number of people of the United States.

Our principal business includes (1) designing and selecting designs for men’s and women’s leather shoe lines; (2) sourcing and purchasing contract-manufactured footwear; and (3) selling these lines of footwear under our proprietary brand, “红冠” (Hongguan, sometimes presented as “HonGung”).  We do not manufacture or assemble any shoes.  We operate a number of flagship stores throughout greater Qingdao. Our products are also brought to market through our extensive distribution network of authorized independent distributors as well as through third party retailers selected to operate exclusive Hongguan brand stores on our behalf.  We believe that the sale of our products through distributors and third parties has enabled us to grow by exploiting their local retail expertise and economies of scale while minimizing our expenditure on fixed asset and human resources. Our company headquarters and main sales office is located in Shandong province in northern China, in the city of Jimo, less than 25 miles from the major urban center of Qingdao.

Principal Factors Affecting Our Financial and Operational Results

Our financial results of operations have been and will continue to be affected by a number of factors, including but not limited to the following factors:

Growth in the broader PRC economy

Our financial condition and results of operations have been driven by macro-economic conditions, increased disposable income and consumer spending in the PRC. Since our formation, we have derived 100% of our income from operations in China. Along with growth in the economy as a whole, Chinese domestic consumption has increased in line with rapid urbanization and increases in disposable income over the past 15 years. Per capita urban disposable income has increased by an annualized rate of 12.9% over the 5 years ending in 2008 and is anticipated to top $2,000 in 2012. The urban population as a percentage of the total population increased from 40.6% in 2003 to 46.6% at the end of 2009, and this trend is expected to continue into the future.  (National Bureau of Statistics of China, www.stats.gov.cn) The United Nations estimates that China’s population is likely to be evenly split between rural and urban areas by 2015.  (“Urbanization in the People’s Republic of China,” www.wikipedia.org)  We expect that financial performance will continue to be driven by the positive trends in retail consumption, urbanization and increased consumer spending in the future.

Increased consumer demand for leather footwear products in the PRC

Consumer demand for leather footwear products in the PRC is a key driver of our continued growth. The success of our enterprise depends in large part on the growth in the PRC consumer market, particularly consumer demand for high quality, affordable leather shoes.  As average living standards in the PRC continue to improve and a larger percentage of employment opportunities become available in an urban office or service economy setting, we expect consumer demand in the PRC to shift increasingly towards footwear appropriate to such settings, such as fine leather footwear. While Chinese per capita footwear consumption is lower than a number of other countries, China surpassed the United States in 2008 as the country that purchases the most pairs of footwear in the aggregate. Because the average Chinese consumer purchases an average of two pairs of shoes annually, far fewer than consumption levels in Korea, Japan or the West, China’s shoe consumption rate is expected to approach levels of other nations with similar cultural consumption characteristics if China’s consumer wealth continues to grow. (“Footwear in China,” www.datamonitor.com) For this reason, we expect the market to continue to grow for the immediate future.

Management and Expansion of Our Distribution Network

The majority of our sales are derived through third party distributors.  As such, management of our brand through and collection of receivables from these parties is paramount to our success and future growth.  We manage our brand by controlling how our products are placed, selecting store locations and decoration, and other qualitative measures.  We regularly visit and inspect third party stores in order to ensure they meet our high standards for appearance, quality and service.

In the past, we had managed receivables from our third parties by requiring full payment for goods within one month of delivery.  Beginning with our sales fair in February 2010, we extended credit to certain distributors. These distributors were selected based on outstanding track records in both sales and timely payments.  We extended this credit in order to enhance their ability to increase sales responsibly and reward them for past success and loyalty.  The extension of credit allows these distributors to grow cost effectively in accordance with our goal of achieving greater penetration in the Shandong retail market.  It also encourages them to purchase our new models of footwear.  We monitor our receivables carefully and reserve the right to terminate contracts with any supplier whose payments are not timely. We have maintained strong and positive long term relationships with all the distributors that we extended credit periods to and have rarely encountered any difficulties on collection of accounts receivable and do not anticipate collection issues in the future. We encourage such timely repayment by maintaining regular communication with these distributors. Management believes that it has already taken adequate measures to ensure timely settlement by the distributors, and the extended credit period has not and will not materially adversely affected our liquidity or working capital.

Effective cost management and quality control in our supply chain

Our footwear is designed in house, but production of our footwear is entirely outsourced. To meet production requirements and to remain profitable, we must be able to count on our suppliers for quality product at reasonable prices delivered in a timely manner at commercially reasonable prices.  Therefore, it is vital to our success that we are able to maintain control of our supply chain. We believe that we will be able to offset a portion of any such increased costs through improvement of production efficiency and use of economies of scale. Historically, we have been successful in containing cost of goods sold as a percentage of total cost of sales. For 2008 and 2009 our cost of goods sold accounted for 59% and 57% of total sales, respectively. We seek to capitalize on overcapacity in the footwear manufacturing industry in the PRC and leverage our purchasing power to continue to obtain favorable prices from our major suppliers.  Should costs increase in the markets from which we currently source products, we are confident that we will be able to find alternative footwear providers throughout Southeast Asia.  We actively work with our suppliers to maintain quality and reserve the right to return goods that do not meet our standards.

Competitive Pricing Points and Attractive Product Designs

We have been able to maintain strong gross profit margins through competitive pricing of our products and effective cost management. To increase sales volumes, our pricing policy is to offer a range of products set at different price points with the aim of targeting different segments within the mid-range market. In order to maintain our price competitiveness and sales volumes, we review our pricing strategy regularly to make adjustments based on various factors, including the market response to existing recommended retail prices, the level of sales, the expected product margin on individual products, the prices of our competitors’ products and the anticipated market trends and expected demand from customers.

We pursue a variety of designs that offer a diversified product mix and provide a wide range of leather footwear styles to our customers, which we believe to be vital to attracting customers and to increasing our revenue.  Our designers have historically produced more than 300 unique designs annually which vary by season and target demographic.  We strive to find innovative styles and technologies to incorporate into our shoes and always meet the highest and most popular styles for our customers.  In the coming years, we will monitor demand and adjust our products accordingly to maximize sales and profit.

Ability to maintain brand recognition and marketing success

We believe that brand recognition drives consumer product selection. We will continue to invest our efforts in brand building and establishing Hongguan as a quality affordable footwear brand rising to the highest fashion standards while remaining within reach of a smaller budget consumer.  We place great emphasis on our brand and promote Hongguan products through advertisements in the media, sales fairs and various other promotional activities. We intend to increase our marketing budgets for promotional activities in the future in order to further strengthen our brand and market position.

Previous Organization and Reverse Acquisition

During fiscal year 2009, our company’s corporate entity, Datone, Inc., was a provider of both privately owned and company owned payphones and stations in New York. Datone, Inc. received revenues from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, Datone, Inc. also received revenues from the service and repair of privately owned payphones and sales of payphone units.

On February 12, 2010, our company completed a reverse acquisition transaction through a share exchange with Glory Reach and the shareholders of Glory Reach (the “Glory Reach Shareholders”), whereby Qingdao Footwear (Datone, Inc. at the time) acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of Datone, Inc.’s Series A Preferred Stock.  This preferred stock constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the Glory Reach Shareholders became our beneficially controlling stockholders. The share exchange transaction with Glory Reach was treated as a reverse acquisition, with Glory Reach as the acquirer and Datone, Inc. as the acquired party.  In connection with this acquisition, Datone, Inc. changed its name to “Qingdao Footwear, Inc.” and changed its operations from serving as a provider of payphones and stations in New York to serving as a holding company for a designer and retailer of branded footwear in Northern China.

As a result of our acquisition of Glory Reach, we now own all of the issued and outstanding capital stock of Glory Reach, which in turn owns all of the outstanding capital stock of QHS.

Results of Operations

Comparison of Years Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve months periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Glory Reach was entered into after December 31, 2009 and during the periods indicated QHS was the only entity in our combined business that had operations, the results of operations below refer only to that of QHS.

	Year Ended December 31, 2009		Year Ended December 31, 2008
	Amount	% of Net Sales	Amount	% of Net Sales
Net Sales	$17,863,891	100%	$13,904,314	100%
Cost of sales	10,162,778	57%	8,246,592	59%
Gross profit	7,701,113	43%	5,657,722	41%
Selling, General and Administrative Expenses	969,645	5%	814,830	6%
Operating Income	6,731,468	38%	4,842,892	35%
Other income & interest expense	27,318	0%	4,704	0%
Income Before Income Taxes	6,758,786	38%	4,847,596	35%
Income taxes	1,689,697	9%	1,211,899	9%
Net income	$5,069,089	28%	$3,635,697	26%

Net Sales. Our net sales increased to $17,863,891 in the year ended December 31, 2009 from $13,904,314 in 2008, representing a 28% increase year-over-year.  In 2009, due to increased competition in the shoe manufacturing industry, we were able to adopt discounted prices to expand our brand’s penetration.  The average selling price per pair was lowered by 11.1% to $16.00 in 2009, as opposed $17.99 in 2008.  We consider the sales incentive to be successful as the volume of footwear sold increased 44.5% to 1.1 million pairs in 2009, up from 780 thousand pairs in 2008. We will continue to actively monitor the market and adjust our pricing policy according with our revenue and profit goals.  We expect continued positive growth trends in PRC retail sales and the market as a whole will support our further growth.

Included in our net sales for fiscal 2009 were net sales of $15,071,745 attributable to our wholesale operations (including third party stores and distributor’s stores) and net sales of $2,792,146 attributable to our retail operations.  Net sales from our wholesale operations increased $3,216,960, or approximately 27.1%, to $15,071,745 in 2009 compared to sales of $11,854,785 in fiscal 2008.  Net sales from our retail operations increased $742,617, or 36.2% to $2,792,146 in fiscal 2009, compared to sales of $2,049,529 in 2008.  The average selling price per pair within our wholesale operations decreased to $15.07 per pair for 2009 from $16.91 in 2008, a decrease of 10.9% while the average selling price per pair within our retail operations decreased to $23.95 per pair for 2009 from $28.47 in 2008, a decrease of 15.9%.

Cost of Sales.  For the year ended December 31, 2009, cost of sales grew 23.2% to $10,162,778 or approximately 56.9% of net revenues as compared to cost of sales of $8,246,592, approximately 59.3% of net revenues for the year ended December 31, 2008.  The primary component of our cost of sales by dollar volume was the purchase of footwear.  The increase in cost of sales was largely caused by more footwear purchases.  The average unit cost per pair decreased to $9.10 per pair for 2009 from $10.67 in 2008, a decrease of 14.7%.  Due to the impact of the global slowdown and subsequent slump in PRC footwear exports, the footwear manufacturing environment is extremely competitive. As a result, we believe we will be able to continue to source high quality products at low costs.

Gross Profit and Gross Margin. Our gross profit increased to $7,701,113 in the year ended December 31, 2009 from $5,657,722 in 2008. Gross profit as a percentage of net revenue was 43% and 41% for the year ended December 31, 2009 and 2008, respectively. The increase is mainly due to the changes described above.  The sales in own stores contributed 15.6% of sales in 2009, up from 15% in 2008.  The self owned-stores’ gross profit margin is approximately 60%, compared with 40% for third party and distributor sales.

Selling, General and Administrative Expenses. Our selling, general and administration grew slightly to $969,645 in the year ended December 31, 2009 from $814,830 in year 2008. This increase was mainly due to our rapid growth as we increased sales volume.

Other Income. Other income increased to $27,318 in the year ended December 31, 2009 from $4,704 in 2008.

Income Before Income Taxes. Our income before income taxes increased to $6,758,786 in the year ended December 31, 2009 from $4,847,596 in 2008. This increase was due to the general expansion in our operational scope.

Income Taxes. Income tax increased to $1,689,697 in the year ended December 31, 2009 from $1,211,899 in 2008. The increase was due to an increase in income, as our income tax rate remained the same.

Net Income. In the year ended December 31, 2009, we generated a net income of $5,069,089, an increase from $3,635,697 in 2008. This increase was primarily due to successful scaling out of our business model.

Liquidity and Capital Resources

At December 31, 2009, we had cash and cash equivalents of $61,131, as compared to cash and cash equivalents of $118,534 at December 31, 2008, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flows
(all amounts in U.S. dollars)

	Year Ended December 31,
	2009	2008
Net cash provided by operating activities	$9,846,859	$7,746,685
Net cash used in investing activities	(384,655)	(37,944)
Net cash used in financing activities	(9,522,757)	(7,660,033)
Effects of Exchange Rate Change on Cash	3,150	35,218
Net Increase (Decrease) in Cash	(57,403)	83,926
Cash at Beginning of the Year	118,534	34,608
Cash at End of the Year	61,131	118,534

Operating activities

Net cash provided from operating activities was $9,846,859 for the fiscal year ended December 31, 2009, as compared to $7,746,685 of net cash provided by operating activities for the fiscal year ended December 31, 2008, an increase of $2,100,174. Our primary cash flows from net income were realized through the sale of footwear. Net income after deducting non-cash items provided cash inflows of $5,069,089 for the fiscal year ended December 31, 2009 as compared to $3,635,697 for the fiscal year ended December 31, 2008, an increase of $1,433,392. Cash flows from accounts receivable decreased by $96,456 for the fiscal year ended December 31, 2009 as compared with the fiscal year ended December 31, 2008. The increase in accounts receivable was primarily due to growth in sales. The ending balance of accounts receivable as of December 31, 2009 was consistent with our normal practice. Additionally, we maintained higher inventory levels to ensure timely deliveries at the request of major distributors as of the end of the fiscal year ended December 31, 2009 compared with the fiscal year 2008. For fiscal year 2009, the operational net cash outflow included an increase in accounts receivable of $95,428 and inventories of 154,977 respectively; while offset by an increase in tax payable of $4,949,978, accounts payable of $15,180 and a decrease of $1,179 in prepaid expenses.  Our other working capital remained stable throughout the period.

Investing activities

Net cash used in investing activities for the year ended December 31, 2009 was $384,655 as compared to $37,944 for the year ended December 31, 2008.  The cash used for investing activities in 2009 represents cash advanced to our chief executive officer of $323 and purchase of property and equipment of $384,332. The cash used in investing activities of 2008 represents the cash used for purchase of property and equipment.

Financing activities

Net cash used in financing activities for the year ended December 31, 2009 was $9,522,757, as compared to $7,660,033 for the year ended December 31, 2008.  The cash used in financing activities of 2009 resulted from the distribution to shareholders of $9,786,817, and the repayment of bank loans of $1,437,660 by netting off the proceeds from bank loan of $1,701,720.  In the PRC, short term loans are a commonly-used means of financing.  Short term loans may need to be renewed under new terms at maturity.  Although we have not received any commitments from our lenders to renew our short term loans, we have no reason to believe that our short term financing would not be renewed upon maturity. The cash used in financing activities of 2008 represents the distribution to shareholders.

Bank loans

Our bank loans include short-term loans and long-term loans. In our industry, it is customary to obtain such loans to meet cash flow and inventory needs.

Capital resources

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in the industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

We may experience seasonal fluctuations in our revenue in some regions in the PRC, based on the seasonal changes in the weather and the tendency of customers to make purchases relating to their apparel suitable for the time of year.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements. Our revenues are usually higher in the first and fourth quarters due to seasonal purchases.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

We generate revenues from the retail and wholesale of shoes. Sales revenues are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured. Sales are presented net of value added tax (“VAT”). No return allowance is made as product returns have been insignificant in all periods.

Retail sales are recognized at the point of sale to customers. Wholesales to our contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis. Wholesale prices are predetermined and fixed based on contractual agreements. We do not allow any discounts, credits, rebates or similar privileges.

We do not grant any inventory pricing protection or other inventory adjusting policies to our distributors.  The distributors are responsible for their purchased products types and volumes, unless any quality problems arise.  If quality issues arise with our products, the products will be fully replaced by our manufacturers in accordance with the purchase agreement.  As a result, we recognize our sales on delivery of our products to our wholesalers.  For the retail customers, we only allow returns due to quality problems.   We do not permit returns based on any other reason, and we do not believe such liberal return policies are common in China.  Should there be any quality defects; customers have the right to return the shoes to the stores from which they purchased them.  The stores then return them to our company, and we negotiate an acceptable solution with the manufacturers, which tends to vary with the facts in each case.  According to our historical data, such returns are at approximately 0.01% of total sales and are not material to our financial statements.

In light of the low level of revenue dilution, we do not generally assess returns of products, levels of inventory, expected introductions of new products or external sources.

We have not experienced any purchases of products in excess of ordinary course of business levels as a result of any incentives.  In our experience, customers merely purchase their seasonal footwear needs more quickly—but not in greater numbers—than they might otherwise purchase in the absence of such incentives.  This result is not surprising in an industry like the footwear industry, which is marked by seasonal sales on, for example, sandals during summer and boots during winter.  As a result of such seasonal fluctuations, our customers endeavor not to maintain excessive inventory but do try to purchase seasonally-specific shoes shortly before the season.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those estimates.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company does not provide an allowance for doubtful accounts because the Company has not experienced any credit losses in collecting these amounts from whole-sale customers.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is an event or circumstance that indicates the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when the carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value. There was no impairment of long-lived assets for the years ended December 31, 2009 and 2008.

Inventories

Merchandise inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $440,775 and $437,665 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively.  For the years ended December 31, 2009 and 2008, other comprehensive income was $3,110 and $232,047, respectively.

Segment Reporting

We operate as a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying consolidated financial statements present financial information in a format that is consistent with the internal financial information used by management. We do not accumulate operating expenses by wholesale and retail operations and, therefore, it is impractical to present such information.

Recent Accounting Pronouncements

Fair Value Measurements and Disclosures (Included in ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”). FSP No. 157-4 clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset.  If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value.  FSP No. 157-4 identifies factors to be considered when determining whether or not a market is inactive.  FSP No. 157-4 would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively.  The adoption of this standard had no material effect on the Company’s financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1). This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements.  This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods.  FSP 107-1 was effective for interim periods ending after September 15, 2009.  The adoption of FSP 107-1 had no material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (To be included in ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”). SFAS 167 amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity.  SFAS 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (“ASC Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures.  This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities.  Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASC Update 2009-05.  ASC Update 2009-05 will become effective for the Company’s annual financial statements for the year ended December 31, 2009. The adoption of this standard had no material effect on the Company’s financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605) “Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force”.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140. The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity.  The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash.  The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification.  The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity.  The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.”  If an entity has previously adopted SFAS No.160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009.  The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.  The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements.  This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).  This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation.  A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position.  A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques.  A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of Business Acquired

Filed herewith are the following:

1. Audited consolidated financial statements of the Registrant and Subsidiaries for the fiscal year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 4, 2010

Qingdao Footwear, Inc.
(Registrant)

/s/Tao Wang
*Signature

Chief Executive Officer
Title

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Qingdao Footwear, Inc.
Qingdao, PRC

We have audited the accompanying consolidated balance sheets of Qingdao Footwear, Inc. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company restated its Balance Sheets, Statements of Cash Flows and Statements of Shareholders’ Equity to reflect the tax liabilities (including value added tax and income tax). There were no changes to reported earnings. The Company determined that additional disclosure was required to disclose its significant tax liabilities and the related risks in its consolidated financial statements. See Notes 13 and 17.

/s/ MALONEBAILEY, LLP

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

April 16, 2010 (except for Notes 13 and 17 which are dated November 3, 2010)

QINGDAO FOOTWEAR, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
	(Restated)	(Restated)
ASSETS
Current assets
Cash	$61,131	$118,534
Accounts receivable	98,962	3,534
Inventories	344,512	189,535
Prepaid expenses	57,311	58,490

Total current assets	561,916	370,093

Property, plant and equipment, net	930,451	602,831
Intangible assets	208,167	213,008

Total Assets	$1,700,534	$1,185,932

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term loans	$718,830	$704,160
Accounts payable	15,727	546
Taxes payable	12,551,687	7,601,709
Due to related parties	117,360	-

Total current liabilities	13,403,604	8,306,415

Long-term debt	249,390	-

Total Liabilities	$13,652,994	$8,306,415

Shareholders' Equity
Preferred stock, .0001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common shares, .0001 par value, 100,000,000 shares authorized, 9,700,000 shares issued and outstanding	970	970
Additional paid-in capital	319,510	319,510
Accumulated other comprehensive income	440,775	437,665
Retained deficits	(12,713,715)	(7,878,628)

Total Shareholders' Equity	$(11,952,460)	$(7,120,483)

Total Liabilities and Shareholders' Equity	$1,700,534	$1,185,932

The accompanying notes are an integral part of these consolidated financial statements.

QINGDAO FOOTWEAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Net sales	$17,863,891	$13,904,314
Cost of goods sold	10,162,778	8,246,592

Gross profit	7,701,113	5,657,722
Operating expenses:
Selling, general and administrative expenses	907,807	759,470
Depreciation and Amortization Expense	61,838	55,360

Profit from operations	6,731,468	4,842,892

Other income (expense)
Other income	87,966	57,660
Interest income	1,144	8,949
Interest (expense)	(61,792)	(61,905)

Income before income taxes	6,758,786	4,847,596

Income taxes	1,689,697	1,211,899

Net income	$5,069,089	$3,635,697

Net income per share - basic and diluted	$0.52	$0.37

Weighted average shares outstanding	9,700,000	9,700,000

Net income	$5,069,089	$3,635,697
Other comprehensive income
Foreign currency translation	3,110	232,047

Comprehensive income	$5,072,199	$3,867,744

The accompanying notes are an integral part of these consolidated financial statements.

QINGDAO FOOTWEAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,069,089	$3,635,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,838	55,360
Changes in operating assets and liabilities:
Accounts receivable	(95,428)	1,028
Inventories	(154,977)	246,700
Prepaid expenses	1,179	10,427
Accounts payable	15,180	(2,527)
Tax payable	4,949,978	3,800,000
Net cash provided by operating activities	9,846,859	7,746,685

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to related party	(323)	-
Purchase of property and equipment	(384,332)	(37,944)
Net cash used in investing activities	(384,655)	(37,944)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution to shareholders	(9,786,817)	(7,660,033)
Proceeds from loans	1,701,720	850,860
Repayments on loans	(1,437,660)	(850,860)
Net cash used in financing activities	(9,522,757)	(7,660,033)

Effect of exchange rate changes on cash	3,150	35,218

Net increase (decrease) in cash	$(57,403)	$83,926

Cash, beginning of year	118,534	34,608

Cash, end of year	$61,131	$118,534

SUPPLEMENTARY DISCLOSURE:

Interest paid	$61,792	$61,905
Income tax paid	$3,763	$2,539

The accompanying notes are an integral part of these consolidated financial statements.

QINGDAO FOOTWEAR, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(RESTATED)

	Common Stock	Additional Paid- in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Shareholders' Equity
Balance, December 31, 2007	$970	$319,510	$205,618	$(3,514,546)	$(2,988,448)

Distribution to shareholders	-	-	-	(7,999,779)	(7,999,779)
Net income	-	-	-	3,635,697	3,635,697
Foreign currency translation gain	-	-	232,047	-	232,047

Balance, December 31, 2008	$970	$319,510	$437,665	$(7,878,628)	$(7,120,483)

Distribution to shareholders	-	-	-	(9,904,176)	(9,904,176)
Net income	-	-	-	5,069,089	5,069,089
Foreign currency translation gain	-	-	3,110	-	3,110

Balance, December 31, 2009	$970	$319,510	$440,775	$(12,713,715)	$(11,952,460)

The accompanying notes are an integral part of these financial statements

QINGDAO FOOTWEAR, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Qingdao Footwear, Inc. (formerly Datone, Inc.) was originally incorporated on August 9, 2000 under the laws of the State of Delaware. The Company operated as a wholly-owned subsidiary of USIP.COM, Inc. On August 24, 2006, USIP decided to spin-off its subsidiary companies, one of which was Datone, Inc. On February 1, 2008, Datone, Inc. filed a Form 10-SB registration statement. On November 13, 2008, Datone, Inc. went effective.

On February 12, 2010, the Company completed a reverse acquisition transaction through a share exchange with Glory Reach International Limited, a Hong Kong limited company (“Glory Reach”), the shareholders of Glory Reach (the “Shareholders”), Greenwich Holdings LLC and Qingdao Shoes, whereby the Company acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Convertible Preferred Stock which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the former shareholders of Glory Reach became our controlling stockholders. The share exchange transaction with Glory Reach was treated as a reverse acquisition, with Glory Reach as the acquirer and Datone, Inc. as the acquired party for accounting and financial reporting purposes. After the reverse merger, Datone, Inc changed its name to Qingdao Footwear, Inc.

Datone spun off all its assets and liabilities to its prior owners before the reverse merger.  For Glory Reach, reverse merger is accounted for as a reverse merger with a shell company and as a recapitalization.

Glory Reach International Limited (the “Company”) was established in Hong Kong on November 18, 2009 to serve as an intermediate holding company.  Mr. Tao Wang, the controlling interest holder of Qingdao Shoes also controls the Company.  On February 8, 2010, also pursuant to the restructuring plan, the Company acquired 100% of the equity interests in Qingdao Shoes.

Qingdao Shoes was incorporated on March 11, 2003 in Jimo County, Qingdao City, Shandong Province, People’s Republic of China (the “PRC”) with registered capital of $320,480.  Prior to December 18, 2009, Mr. Tao Wang owned 80% of Qingdao Shoes and the remaining 20% was owned by Mr. Renwei Ma. Starting from December 18, 2009, Mr. Tao Wang owned 80% of Qingdao Shoes, Mr. Renwei Ma owned 15% and Mr. Wenyi Chen owned the remaining 5%.  Qingdao Shoes is the owner of the brand name “Hongguan” and principally engaged in the wholesale and retail sales of fashion footwear primarily in the northeast region of China.

Since there is common control between the Glory Reach and Qingdao Shoes, for accounting purposes, the acquisitions of Qingdao Shoes has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements reflect the financial position, results of operations and cash flows of the Company and all of its wholly owned and majority owned subsidiaries as of December 31, 2009 and 2008, and for the years ended December 31, 2009 and 2008. All intercompany items are eliminated during consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade receivables. As of December 31, 2009 and 2008, substantially all of the Company’s cash were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables, the Company generally does not require collateral for trade receivables and has not experienced any credit losses in collecting the trade receivables.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $440,775 and $437,665 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively. For the years ended December 31, 2009 and 2008, other comprehensive income was $3,110 and $232,047, respectively.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debts percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the amount provided as the allowance was incorrect, an adjustment which classified as a change in estimate is made. The Company did not experience any bad debt historically and as of December 31, 2009 and 2008, there was no allowance for doubtful accounts recorded based on the aging method.

Inventories

Merchandise inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analysis. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as set out below.

Estimated Useful Life
Plant and building	20 years
Office furniture and equipment	5 years
Transportation equipment	5 years

Land Use Rights

Land use right is stated at cost less accumulated amortization.  Amortization is provided using the straight-line method over the designated terms of the lease of 50 years obtained from the relevant PRC land authority.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable.  An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.  There was no impairment of long-lived assets for the years ended December 31, 2009 and 2008.

Revenue Recognition

The Company generates revenues from the retail and wholesale of shoes. Sales revenues are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns have been insignificant in all periods.

Retail sales are recognized at the point of sale to customers.  Wholesale to its contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis. Wholesale prices are predetermined and fixed based on contractual agreements. The Company does not allow any discounts, credits, rebates or similar privileges.

Cost of Sales

Cost of sales includes the cost of purchasing merchandise. Receiving and warehousing costs are included in selling, general and administrative expenses, and these costs have been insignificant in all periods.

Advertising Expense

The Company expenses cost of advertising, including the cost of TV commercials, outdoor bulletin boards, promotional materials, and in-store displays as advertising expense, when incurred.  Advertising expenses included in selling, general and administrative expenses were $87,966 and $57,660 for the years ended December 31, 2009 and 2008, respectively.

Shipping and Handling

Shipping and handling costs related to cost of goods sold are included in selling, general and administrative expense.

Store Opening Costs

Non-capital expenditures associated with opening new stores are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  There was no deferred tax asset or liability for the years ended December 31, 2009 and 2008.

Value Added Taxes

The Company is subject to value added tax (“VAT”) for selling merchandise.  The applicable VAT rate is 17% for products sold in the PRC.  The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT).  Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued.  The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.  In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities that a penalty is due.

VAT on sales and VAT on purchases amounted to $3,038,726 and $83,851, respectively, for the year ended December 31, 2009.  VAT on sales and VAT on purchases amounted to $2,405,548 and $81,464, respectively, for the year ended December 31, 2008.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.  The three levels are defined as follows:

●       Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●       Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●       Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

It is management’s opinion that as of December 31, 2009 and 2008, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments (less than two years) and that interest rates on the borrowings approximately those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates. The carrying amounts of the loans approximately their fair values because the applicable interest rates approximate current market rates.

Segment Reporting

We operate as a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying consolidated financial statements present financial information in a format that is consistent with the internal financial information used by management. We do not accumulate operating expenses by wholesale and retail operations and, therefore, it is impractical to present such information.

Recent Accounting Pronouncements

Fair Value Measurements and Disclosures (Included in ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”).     FSP No. 157-4 clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset.  If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value.  FSP No. 157-4 identifies factors to be considered when determining whether or not a market is inactive.  FSP No. 157-4 would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively.  The adoption of this standard had no material effect on the Company's financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1).    This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements.  This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods.  FSP 107-1 was effective for interim periods ending after September 15, 2009.  The adoption of FSP 107-1 had no material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (To be included in ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”).   SFAS 167 amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity.  SFAS 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (“ASC Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures.  This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities.  Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASC Update 2009-05.  ASC Update 2009-05 will become effective for the Company’s annual financial statements for the year ended December 31, 2009.  The adoption of this standard had no material effect on the Company's financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605)“Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force”.     This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166,  Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.  The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167,    Amendments to FASB Interpretation No. 46(R)   .  The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity.  The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash   .  The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share).   The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification   .  The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity.  The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.”  If an entity has previously adopted SFAS No.160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009.  The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.  The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements.  This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).  This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation.  A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position.  A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques.  A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

NOTE 3 – INVENTORY

As of December 31, 2009 and 2008, inventory consists of the following:

	December 31, 2009	December 31, 2008

Finished goods	$344,512	$189,535

Total inventory	$344,512	$189,535

NOTE 4 - PREPAID EXPENSES

As of December 31, 2009 and 2008, the prepaid expenses consisted of the following:

	December 31, 2009	December 31, 2008

Retail store rental prepayment	$18,778	$18,778
Prepaid to suppliers	38,533	39,712

Total prepaid expenses	$57,311	$58,490

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2009 and 2008, property, plant and equipment consisted of the following:

	December 31, 2009	December 31, 2008

Plant and building	$1,096,639	$731,918
Office furniture and equipment	24,789	12,304
Transportation equipment	155,763	148,314

Total at cost	1,277,191	892,536
Less: Accumulated depreciation	(346,740)	(289,705)

Total property, plant and equipment, net	$930,451	$602,831

Depreciation for the years ended December 31, 2009 and 2008 was $57,000 and $50,603 respectively.

NOTE 6 - INTANGIBLE ASSETS

The Company obtained the right from the relevant PRC land authority for fifty years to use the land on which the office premises and warehouse of the Company are situated.  As of December 31, 2009 and 2008, intangible assets consisted of the following:

	December 31, 2009	December 31, 2008

Cost of land use rights	$242,055	$242,055
Less: Accumulated amortization	(33,888)	(29,047)

Total intangible assets, net	$208,167	$213,008

Amortization expense for the years ended December 31, 2009 and 2008 was $4,838 and $4,757 respectively.

NOTE 7 - SHORT TERM LOANS

Short-term loans are due to two financial institutions which are normally due within one year.  As of December 31, 2009 and December 31, 2008, the Company’s short term loans consisted of the following:

	December 31, 2009	December 31, 2008

Jimo Rural Cooperative Bank of Qingdao (JMRB), two 12-month bank loans both due in November 2009, bear interest at 10.85% average, secured by third parties and repaid in November 2009.	$-	$293,400

Bank of Qingdao Jimo Branch (BOQ), 12-month bank loan due in September 2009, bears interest at 8.25% average, pledged by Company's building and land use right and repaid in August 2009.	-	410,760

JMRB, two 12-month bank loans both due in November 2010, bears annual interest at 7.965% average, secured by third parties	293,400	-

BOQ, 12-month bank loan due in September 2010, bears annual interest at 6.372% average, pledged by Company's building and land use right	425,430	-

Total short-term debt	$718,830	$704,160

The above indebtedness to JMRB at December 31, 2009 and 2008 has been guaranteed by two unrelated companies.

NOTE 8 – LONG TERM LOANS

On December 16, 2009, the Company entered into a 2-year loan agreement with JMRB. The Company borrowed $249,390 with an annual interest rate equal to 7.02% and is due in December 2011. The loan is guaranteed by the relatives of Mr. Tao Wang, the CEO and major shareholder of the Company and is collateralized by the property of his relatives.

NOTE 9 - RELATED PARTY BALANCES AND TRANSACTIONS

Due to related party

The Company declared distribution and paid dividends to the shareholders in 2009. The balance of dividend payable was $117,360 and Nil as of December 31, 2009 and 2008 respectively, which represented the dividend payable to Mr. Renwei Ma, the shareholder of the Company.

Related party transactions

During year 2009, the Company distributed $9,904,176 to its shareholders, Mr. Tao Wang and Mr. Renwei Ma, in which $9,786,816 was distributed in cash, and the remaining $117,360 was the dividend payable to Mr. Renwei Ma that the Company expects to pay in the first quarter of 2010.

During year 2008, the Company distributed $7,999,779 to its shareholders Mr. Tao Wang and Mr. Renwei Ma.

The Company leases one of its stores from Mr. Tao Wang under a four-year operating lease expiring August 2011. For the years ended December 31, 2009 and 2008, related party rent expense of $17,593 and $17,298, respectively, was included in total rent expense of the year.

The Company leases one of its warehouse buildings to Weidong, Liang, brother-in-law of Mr. Tao Wang, for three years starting May 2008. Per the agreement, the lessee shall pay equal amount of advertising expense on behalf of the lessor as the lease payment. For the year ended December 31, 2009 and 2008, the Company recorded other income of $87,966 and $57,660, respectively, from leasing the aforementioned building and advertising expense of the same amount respectively.

NOTE 10 – OPERATING LEASES

The Company leases store spaces under noncancelable operating leases expiring at various dates through 2013. Rent expense was $90,165 and $88,652 for the years ended December 31, 2009 and 2008, respectively.

Future minimum lease payments at December 31, 2009 are as follows:

Year:
2010	86,647
2011	50,727
2012	8,797
2013	4,398
$150,569

NOTE 11 - INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments in 2009 and 2008 respectively.

	2009	2008

Income before income taxes	$6,758,786	$4,847,596

Income taxes	$1,689,697	$1,211,899

There is no significant temporary difference between book and tax income.

The Company has no United States corporate income tax liabilities as of December 31, 2009 and 2008.

The following table reconciles the U.S. statutory corporate income rates to the Company’s effective tax rate for the years ended December 31, 2009 and 2008:

	2009	2008

US statutory rates	34.0%	34.0%
Tax rate difference	(9.0)%	(9.0)%

Tax per financial statements	25.0%	25.0%

NOTE 12 – SHAREHOLDERS’ EQUITY

During year 2009 and 2008, the Company distributed $9,904,176 and $7,999,779, respectively, to its two owners, Mr. Tao Wang and Mr. Renwei Ma.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company is required to cover its employees with medical, retirement and unemployment insurance programs.  Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company.

In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to making up the social insurances as well as administrative fines.  As the Company believes that these fines would not be material, no provision has been made in this regard.

Guarantees

As of December 31, 2009 and 2008, the Company provided corporate guarantees for bank loans borrowed by two unrelated companies incorporated in the PRC (“Company A and B”).  Associated with the corporate guarantee, Company A and B also provided cross guarantees for the JMRB bank loans of $293,400 borrowed by the Company (Note 7). If Company A and B default on the repayment of their bank loans when they fall due, the Company is required to repay the outstanding balance.  As of December 31, 2009, the guarantee provided for the bank loans borrowed by Company A and B were approximately RMB 1,000,000 ($293,400) and RMB 1,000,000 ($146,700), respectively. As of December 31, 2008, the guarantee provided for the bank loans borrowed by Company A and B were approximately RMB 500,000 ($73,350) and RMB 1,200,000 ($176,040), respectively.

The guarantee period is from January 2008 to December 2009. The Company’s management considered the risk of default by Company A and B is remote and therefore no liability for the guarantor’s obligation under the guarantee was recognized as of December 31, 2009. No fee was paid to Company A and B for their guarantee.

Tax liabilities

The Company did not pay much of its significant value added tax liabilities and income tax liabilities .

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

Mr. Tao Wang entered into the contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all the tax liabilities before December 31, 2009.  As of December 31, 2009 and 2008, the assumed amount was $12,549,060 and $7,599,595, respectively, which mainly included VAT tax payable and income tax payable. However, these tax amounts transferred to Mr. Tao Wang were never paid to the government. As a result, the historical financial statements of the Company were restated to reflect the Company as the primary obligor of the tax liabilities. Please refer to the restatement footnote 17.  According to PRC tax law, late or deficient tax payment could subject the Company to significant tax penalty.

NOTE 14 - OPERATING RISKS

(a)  Country risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in a material adverse effect upon the Company’s business and financial condition.

(b)  Exchange risk

The Company cannot guarantee the Renminbi, US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(c)  Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates.  The Company does not have any derivative financial instruments as of December 31, 2009 and 2008 and believes its exposure to interest rate risk is not material.

NOTE 15 – CONCENTRATION

During the years ended December 31, 2009 and 2008, the sales generated by the Company’s owned stores accounted for 15.6% and 15% of total sales, respectively.

NOTE 16 - SUBSEQUENT EVENTS

On February 12, 2010, the Company entered into and closed a Share Purchase and Exchange Agreement (the “Exchange Agreement”) with Datone, Inc., a Delaware public shell company. Pursuant to the Exchange Agreement, Datone, Inc. acquired all of the outstanding shares of the Company. In exchange, Datone, Inc. issued to the Company shareholders, their designees or assigns, 10,000 shares of its Series A Preferred stock, which constituted 97% of its issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement Therefore, the Company became a wholly-owned subsidiary of Datone, Inc. The share exchange resulted in a change in control of Datone, Inc. The transaction is deemed as a reverse merger and the Company is deemed as the accounting acquirer.

The Company obtained an eleven-month loan from JMRB in January 2010, with principal amount of $440,100 bearing monthly interest of 0.66375% and matures in December 2010.

Series A Convertible Preferred Stock

The Company issued 10,000 shares of our Series A Preferred Stock in February 2010 related to the reverse merger.

Shares of Series A Preferred Stock had automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 970 shares of common stock immediately subsequent to the effectiveness of a planned 1-for-27 reverse split of the Company’s outstanding common stock, which had become effective on June 10, 2010.  Upon the reverse split the 10,000 outstanding shares of Series A Preferred Stock had automatically convert into 9,700,000 shares of common stock, which constitutes 97% of the outstanding common stock of the Company subsequent to the reverse stock split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-27 reverse split (to retroactively take into account the reverse stock split).

Following the effectiveness of the Reverse Stock Split and conversion of Series A Preferred Stock into common stock, there are approximately 10,000,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

For accounting purposes, we treated the series A convertible preferred stock as being converted fully to common stock on a post reverse stock split basis.

The 1-for-27 Reverse Stock Split

The Company’s board of directors unanimously approved, subject to stockholder approval, the 1-for-27 Reverse Split of our issued and outstanding common stock. The reverse split will reduce the number of issued and outstanding shares of the Company’s common stock outstanding prior to the split. The reverse split increases the total number of issued and outstanding shares of the Company’s common stock subsequent to the split by triggering the automatic conversion of the Company’s Series A Preferred Stock into 9,700,000 shares of common stock. The reverse split had become effective on June 10, 2010, the date when the Company filed with the Secretary of State of the State of Delaware following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act. On June 10, 2010, 27 shares of Common Stock had automatically been combined and changed into one share of common stock.

For accounting purposes, we treated the reverse stock split as being effective and all shares are retroactively restated to reflect the reverse stock split.

NOTE 17 – RESTATEMENTS

Subsequent to the issuance of the Company’s 2009 consolidated financial statements, the Company’s management determined that corrections were required to the previously reported financial statements to reflect the Company as the primary obligor of the tax liabilities (including VAT liabilities and income tax liabilities). As a result, the consolidated balance sheets as of December 31, 2009 and 2008, the consolidated statements of cash flows for the years ended December 31, 2009 and 2008, and the consolidated statements of changes in owners’ equity for the year ended December 31, 2009 and 2008  have been restated from the amounts previously reported. The restatement has no effect on operating income, net income or cash flows from operating activities.

The effects of the restatements are shown in the following tables.

QINGDAO FOOTWEAR, INC.
CONSOLIDATED BALANCE SHEETS

	2009		Adjustment	2009
	(Original)			(Restated)
ASSETS
Current assets
Cash	$61,131	$		$61,131
Accounts receivable	98,962			98,962
Inventories	344,512			344,512
Prepaid expenses	57,311			57,311
Total current assets	561,916			561,916

Property, plant and equipment, net	930,451			930,451
Intangible assets	208,167			208,167

Total Assets	$1,700,534			$1,700,534

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term loans	$718,830			$718,830
Accounts payable	15,727			15,727
Taxes payable	2,627		12,549,060	12,551,687
Due to related parties	221,871		(104,511)	117,360

Total current liabilities	959,055		12,444,549	13,403,604

Long-term debt	249,390			249,390

Total Liabilities	$1,208,445		12,444,549	$13,652,994

Shareholders' Equity
Preferred stock, .0001 par value, 10,000,000 shares authorized, none issued and outstanding	-			-
Common shares, .0001 par value, 100,000,000 shares authorized, 9,700,000 shares issued and outstanding	970			970
Additional paid-in capital	319,510			319,510
Accumulated other comprehensive income	440,775			440,775
Retained deficits	(269,166)		(12,444,549)	(12,713,715)

Total Shareholders' Equity	$492,089		(12,444,549)	$(11,952,460)

Total Liabilities and Shareholders' Equity	$1,700,534		$-	$1,700,534

As a result of restatement of the consolidated balance sheet as of December 31, 2009, total liabilities increased from $1,208,445 as originally reported, to $13,652,994, an increase of $12,444,549. The increase of total liabilities was derived from an increase of $12,549,060 in taxes payable, and a decrease of $104,511 in due to related parties.

The total stockholders’ equity was restated from $492,089 as originally reported, to ($11,952,460), a decrease of $12,444,549. The decrease of total stockholders’ equity was derived from the increase in retained deficits due to a reclassification of the amount due from shareholder to stockholders’ equity.

QINGDAO FOOTWEAR, INC.
CONSOLIDATED BALANCE SHEETS

	2008	Adjustment		2008
	(Original)			(Restated)
ASSETS
Current assets
Cash	$118,534	$		$118,534
Accounts receivable	3,534			3,534
Inventories	189,535			189,535
Prepaid expenses	58,490			58,490
Due from related parties	4,373,588		(4,373,588)	-
Total current assets	4,743,681		(4,373,588)	370,093

Property, plant and equipment, net	602,831			602,831
Intangible assets	213,008			213,008

Total Assets	$5,559,520		$(4,373,588)	$1,185,932

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term loans	$704,160	$		$704,160
Accounts payable	546			546
Taxes payable	2,114		7,599,595	7,601,709
Total current liabilities	706,820		7,599,595	8,306,415

Total Liabilities	$706,820		$7,599,595	$8,306,415

Shareholders' Equity
Preferred stock, .0001 par value, 10,000,000 shares authorized, none issued and outstanding	-			-
Common shares, .0001 par value, 100,000,000 shares authorized, 9,700,000 shares issued and outstanding	970			970
Additional paid-in capital	319,510			319,510
Accumulated other comprehensive income	437,665			437,665
Retained earnings (deficits)	4,094,555		(11,973,183)	(7,878,628)

Total Shareholders' Equity	$4,852,700		$(11,973,183)	$(7,120,483)

Total Liabilities and Shareholders' Equity	$5,559,520		$(4,373,588)	$1,185,932

As a result of restatement of the consolidated balance sheet as of December 31, 2008, total assets decreased from $5,559,520 as originally reported, to $1,185,932, a decrease of $4,373,588. The decrease of total assets was derived from the decrease of due from related parties from $4,373,588 as originally reported to $Nil.

Total liabilities increased from $706,820 as originally reported, to $8,306,415, an increase of $7,599,595. The increase of total liabilities was derived from the increase in taxes payable from $2,114 as originally reported to $7,601,709.

The total stockholders’ equity was restated from $4,852,700 as originally reported, to ($7,120,483), a decrease of $11,973,183. The decrease of total stockholders’ equity was derived from the increase in retained deficits due to a reclassification of the amount due from shareholder to stockholders’ equity.

The total liabilities and stockholders’ equity was restated from $5,559,520 as originally reported, to $1,185,932, a decrease of $4,373,588.

QINGDAO FOOTWEAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	2009	Adjustment	2009
	(Original)		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,069,089		$5,069,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,838		61,838
Changes in operating assets and liabilities:
Accounts receivable	(95,428)		(95,428)
Inventories	(154,977)		(154,977)
Prepaid expenses	1,179		1,179
Accounts payable	15,180		15,180
Tax payable	4,949,978		4,949,978
Net cash provided by operating activities	9,846,859		9,846,859

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to related party	(5,723,550)	5,723,227	(323)
Purchase of property and equipment	(384,332)		(384,332)
Net cash used in investing activities	(6,107,882)	5,723,227	(384,655)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution to shareholders	(4,063,590)	(5,723,227)	(9,786,817)
Proceeds from loans	1,701,720		1,701,720
Repayments on loans	(1,437,660)		(1,437,660)
Net cash used in financing activities	(3,799,530)	(5,723,227)	(9,522,757)

Effect of exchange rate changes on cash	3,150		3,150

Net decrease in cash	$(57,403)		$(57,403)

Cash, beginning of year	118,534		118,534

Cash, end of year	$61,131		$61,131

SUPPLEMENTARY DISCLOSURE:

Interest paid	$61,792		$61,792
Income tax paid	$3,763		$3,763

NON-CASH INVESTING AND FINANCING ACTIVITIES
Transfer of taxes payable to due from related party	$4,949,466	$(4,949,466)	$-
Transfer of shareholder distribution to due from related party	$5,251,860	$(5,251,860)	$-

As a result of the restatement, the net cash used in investing activities decreased by $5,723,227 from $6,107,882 as originally reported, to $384,655; the net cash used in financing activities increased by $5,723,227 from $3,799,530 as originally reported, to $9,522,757; Transfer of taxes payable to due from related party decreased from $4,949,466 as originally reported to $Nil; Transfer of shareholder distribution to due from related party decreased from $5,251,860 as originally reported to $Nil.

QINGDAO FOOTWEAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	2008	Adjustment		2008
	(Original)			(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,635,697	$		$3,635,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,360			55,360
Changes in operating assets and liabilities:
Accounts receivable	1,028			1,028
Inventories	246,700			246,700
Prepaid expenses	10,427			10,427
Accounts payable	(2,527)			(2,527)
Tax payable	3,800,000			3,800,000
Net cash provided by operating activities	7,746,685			7,746,685

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to related party	(5,785,433)		5,785,433	-
Purchase of property and equipment	(37,944)			(37,944)
Net cash used in investing activities	(5,823,377)		5,785,433	(37,944)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution to shareholders	(1,874,600)		(5,785,433)	(7,660,033)
Proceeds from loans	850,860			850,860
Repayments on loans	(850,860)			(850,860)
Net cash used in financing activities	(1,874,600)		(5,785,433)	(7,660,033)

Effect of exchange rate changes on cash	35,218			35,218

Net increase in cash	$83,926			$83,926

Cash, beginning of year	34,608			34,608

Cash, end of year	$118,534			$118,534

SUPPLEMENTARY DISCLOSURE:

Interest paid	$61,905			$61,905
Income tax paid	$2,539			$2,539

NON-CASH INVESTING AND FINANCING ACTIVITIES
Transfer of taxes payable to due from related party	$3,799,872		$(3,799,872)	$-

As a result of the restatement, the net cash used in investing activities decreased by $5,785,433 from $5,823,377 as originally reported, to $37,944; the net cash used in financing activities increased by $5,785,433 from $1,874,600 as originally reported, to $7,660,033; Transfer of taxes payable to due from related party decreased from $3,799,872 as originally reported to $Nil.